UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2006

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

9 Strathmore Road, Natick, MA	01760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 650-9971

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective September 25, 2006, Vision-Sciences, Inc. (the “Company”) entered into an employment letter with Yoav M. Cohen, pursuant to which Mr. Cohen was named the Company’s Chief Financial Officer, effective January 1, 2007. The material terms of Mr. Cohen’s employment letter include a) an annual base salary of $185,000, b) an option to purchase 150,000 shares of common stock of the Company, subject to approval by the compensation committee of the Company’s Board of Directors, and c) a provision to receive up to six months salary if he is terminated for no cause by the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) & (c)

On September 28, 2006, the Company issued a press release announcing the appointment of Yoav M. Cohen as Chief Financial Officer of the Company, effective January 1, 2007.  Mr. Cohen will succeed James A. Tracy, who has resigned as Chief Financial Officer, Vice President Finance and Controller of the Company, effective December 31, 2006.  A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)             Exhibits

99.1     Press Release dated September 28, 2006 regarding the Company’s announcement of its appointment of Yoav M. Cohen as Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ James A. Tracy
	Name:	James A. Tracy
	Title:	Vice President Finance and
Chief Financial Officer

Date:  September 28, 2006